Progyny, Inc. Announces Second Quarter 2025 Results
Reports Record Revenue of $332.9 Million, Reflecting 9.5% Growth
Generates $55.5 Million in Quarterly Operating Cash Flow and Record $105.3 Million over the First Half of 2025
Raises Full Year Guidance to Reflect Continued Increase in Pacing of Member Engagement

NEW YORK, August 7, 2025 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a global leader in women's health and family building solutions, today announced its financial results for the three-month period ended June 30, 2025 (“the second quarter of 2025”) as compared to the three-month period ended June 30, 2024 (“the second quarter of 2024” or “the prior year period”).

“The strong second quarter results reflect the continued increase in the pacing of member engagement, as members pursued the care and services they need in order to best address their health and family building goals,” said Pete Anevski, Chief Executive Officer of Progyny.

“As we enter the heart of our selling season - encompassing new sales activities, as well as renewals, upsells and expansions - we're pleased with our overall progress,” continued Anevski. “Early commitments are comparable to this time last year both in terms of client count and expected revenue, though lives for those early wins are trailing last year due to differences in client demographics. As we look at the opportunities that remain ahead of us in pipeline, we expect those demographics to normalize as we go into the final and most active months of the season.”

“The second quarter results reflect strong revenue growth and gross margin expansion, as well as a high conversion of Adjusted EBITDA to cash flow, which helped us to generate a record $105 million in operating cash flow over the first half of the year,” said Mark Livingston, Progyny’s Chief Financial Officer.

Second Quarter 2025 Highlights:

(unaudited; in thousands, except per share amounts)	2Q 2025	2Q 2024
Revenue	$332,874	$304,087

Gross Profit	$78,973	$68,281
Gross Margin	23.7%	22.5%
Net Income	$17,112	$16,485

Net Income per Diluted Share[1]	$0.19	$0.17

Adjusted Earnings per Diluted Share[2]	$0.48	$0.43

Adjusted EBITDA[2]	$57,946	$54,477
Adjusted EBITDA Margin[2]	17.4%	17.9%

1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted Earnings per Diluted Share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted Earnings per Diluted Share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted Earnings per Diluted Share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $332.9 million, a 9.5% increase as compared to the $304.1 million reported in the second quarter of 2024, primarily as a result of the increase in our number of clients and covered lives. As previously disclosed, a large client did not renew its services agreement for 2025, though it provided for an extended transition period over the first half of 2025 for members meeting certain criteria; excluding the $17.2 million and $35.9 million of revenue from this client in the second quarters of 2025 and 2024, respectively, revenue increased 18%.
•Fertility benefit services revenue was $213.9 million, a 11% increase from the $193.6 million reported in the second quarter of 2024.
•Pharmacy benefit services revenue was $118.9 million, a 8% increase as compared to the $110.5 million reported in the second quarter of 2024.

Gross profit was $79.0 million, an increase of 16% from the $68.3 million reported in the second quarter of 2024, primarily due to the higher revenue. Gross margin was 23.7%, as compared to the 22.5% reported in the prior year period.

Net income was $17.1 million, or $0.19 income per diluted share, as compared to the $16.5 million, or $0.17 income per diluted share, reported in the second quarter of 2024. The higher net income was due primarily to the higher operating profit, which was partially offset by a higher provision for income taxes driven by the discrete tax impacts of equity compensation.

Adjusted EBITDA was $57.9 million, an increase of 6.4% as compared to the $54.5 million reported in the second quarter of 2024, as the higher gross profit was partially offset by increased investments to expand the platform and integrate recent acquisitions. Adjusted EBITDA margin was 17.4% as compared to the 17.9% Adjusted EBITDA margin in the second quarter of 2024. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Cash Flow
Net cash provided by operating activities in the second quarter of 2025 was $55.5 million, as compared to net cash provided by operating activities of $56.7 million in the prior year period. Cash flow reflects the timing impact of certain working capital items in both periods, as well as higher cash payments for income taxes in the second quarter of 2025.

Balance Sheet and Financial Position
As of June 30, 2025, the Company had total working capital of approximately $374.0 million and no debt. This included cash and cash equivalents and marketable securities of $305.1 million, an increase of $77.1 million from the balances as of December 31, 2024. Following the close of the quarter, the Company entered into a revolving credit facility which makes available a maximum aggregate amount of $200 million, subject to customary borrowing conditions, until its maturity on July 1, 2030. The revolver, which is expected to further enhance the Company's operational and financial flexibility is undrawn, and the Company has no planned use for the facility at this time.

Key Metrics
The Company had 542 fertility and family building clients as of June 30, 2025, as compared to 463 clients as of June 30, 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Assisted Reproductive Treatment (ART) Cycles(*)	16,938	15,562	33,098	30,364
Utilization - All Members(**)	0.55%	0.55%	0.82%	0.84%
Utilization - Female Only(**)	0.48%	0.47%	0.69%	0.71%
Average Members(***)	6,743,000	6,409,000	6,723,000	6,347,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing. Includes ART cycles performed in 2025 under the extended transition of care agreement with the large client who did not renew its services agreement.

** Represents the member utilization rate for all fertility and family building services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods. Utilization for 2025 excludes activity under the extended transition of care agreement with the large client who did not renew its services agreement, as only members meeting certain criteria were eligible to use the benefit.
***Includes approximately 300,000 members from a single client who are not reflected in utilization as a result of the client's chosen benefit design. 2025 excludes the limited number of members who were eligible to use the benefit under the extended transition of care agreement with the large client who did not renew its services agreement.

Financial Outlook
“As the third quarter begins, member activity continues to remain healthy and more consistent with historical seasonal patterns. In light of our strong results in the first half of the year, as well as the higher expectations for member engagement, we're pleased to raise our guidance for the year,” said Mr. Anevski.

Given the variability in member engagement experienced in prior periods, as well as the potential for any impact from ongoing macro economic uncertainty, the guidance issued today reflects a range of member engagement. The ranges also reflect the impact of the Company's previously announced investments in member experience and acquisition integration. Lastly, as the extended transition of care agreement with the large client expired on June 30th, the guidance reflects no further contribution from that client in the second half of the year.

The Company is providing the following financial guidance for the full year period ending December 31, 2025 and the three-month period ending September 30, 2025.

•Full Year 2025 Outlook:
oRevenue is now projected to be $1.235 billion to $1.270 billion, reflecting growth of 5.8% to 8.8%; excluding the $48.5 million and $136.1 million of revenue in 2025 and 2024, respectively, from the large client under a transition agreement, revenue is expected to increase by 15.1% to 18.5%
oNet income is projected to be $52.3 million to $58.9 million, or $0.58 to $0.65 per diluted share, on the basis of approximately 90 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $205.5 million to $214.5 million
oAdjusted earnings per diluted share1 is projected to be $1.70 to $1.78

•Third Quarter of 2025 Outlook:
oRevenue is projected to be $290.0 million to $305.0 million, reflecting growth of 1.2% to 6.4%
oNet income is projected to be $9.4 million to $12.3 million, or $0.10 to $0.14 per diluted share, on the basis of approximately 90 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $45.0 million to $49.0 million
oAdjusted earnings per diluted share1 is projected to be $0.37 to $0.40

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, August 7, 2025, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until August 14, 2025 at 5:00 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a global leader in women's health and family building solutions, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth as a TIME100 Most Influential Company, CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times Fastest Growing Companies, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the third quarter and full year 2025, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2025; our expected utilization rates and mix; the demand for our solutions; our expectations for our selling season for 2026 launches; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the changing medical landscape, regulations, and client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties;

our ability to maintain our pharmacy distribution network if there is a disruption to our network or its associated supply chains; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to our business with government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, or partnerships; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting; and our ability to adapt and respond to the changing SEC or stakeholder expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports that we file with the SEC, which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including interest and other income, net; and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2025 divided by incremental revenue in 2025. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Alexis Ford
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$132,506	$162,314
Marketable securities	172,586	65,640
Accounts receivable, net of $54,452 and $56,355 of allowance at June 30, 2025 and December 31, 2024, respectively	271,853	235,324
Prepaid expenses and other current assets	17,457	9,443
Total current assets	594,402	472,721
Property and equipment, net	19,943	12,383
Operating lease right-of-use assets	26,423	17,251
Goodwill	19,963	15,534
Intangible assets, net	6,644	1,303
Deferred tax assets	84,942	84,933
Other noncurrent assets	8,633	2,977
Total assets	$760,950	$607,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$140,517	$95,097
Accrued expenses and other current liabilities	79,906	73,530
Total current liabilities	220,423	168,627
Operating lease noncurrent liabilities	25,505	16,413
Total liabilities	245,928	185,040
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; at June 30, 2025 and December 31, 2024, respectively; 98,309,704 and 97,692,891 shares issued; 85,927,511 and 85,310,698 outstanding at June 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	642,206	581,596
Treasury stock, at cost, $0.0001 par value; 12,998,173 and 12,998,173 shares at June 30, 2025 and December 31, 2024, respectively	(303,889)	(303,889)
Accumulated earnings	176,478	144,307
Accumulated other comprehensive income	218	39
Total stockholders’ equity	515,022	422,062
Total liabilities and stockholders’ equity	$760,950	$607,102

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$332,874	$304,087	$656,912	$582,165
Cost of services	253,901	235,806	502,144	451,478
Gross profit	78,973	68,281	154,768	130,687
Operating expenses:
Sales and marketing	18,405	16,421	36,191	31,875
General and administrative	36,210	31,173	70,049	59,602
Total operating expenses	54,615	47,594	106,240	91,477
Income from operations	24,358	20,687	48,528	39,210
Interest and other income, net	2,719	4,380	5,086	8,372
Income before income taxes	27,077	25,067	53,614	47,582
Provision for income taxes	9,965	8,582	21,443	14,199
Net income	$17,112	$16,485	$32,171	$33,383
Net income per share:
Basic	$0.20	$0.18	$0.38	$0.35
Diluted	$0.19	$0.17	$0.36	$0.34
Weighted-average shares used in computing net income per share:
Basic	85,766,254	93,868,409	85,644,091	95,160,085
Diluted	89,638,677	97,839,576	89,507,906	99,456,335

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025		2024
OPERATING ACTIVITIES
Net income	$32,171		$33,383
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	23		5,522
Non-cash interest income	—		(77)
Depreciation and amortization	2,313		1,470
Loss on disposal of property and equipment	79	—	—
Stock-based compensation expense	64,895		64,088
Bad debt expense	11,017		9,572
Net accretion of discounts on marketable securities	27		(6,987)
Foreign currency exchange rate loss	—		30
Changes in operating assets and liabilities:
Accounts receivable	(47,166)		(61,496)
Prepaid expenses and other current assets	(7,946)		1,279
Accounts payable	45,207		26,396
Accrued expenses and other current liabilities	5,852		8,860
Other noncurrent assets and liabilities	(1,154)		386
Net cash provided by operating activities	105,318		82,426

INVESTING ACTIVITIES
Purchase of property and equipment, net	(8,112)		(1,716)
Purchase of marketable securities	(200,088)		(158,639)
Sale of marketable securities	93,015		271,099
Acquisition of business, net of cash acquired	(9,340)		(5,304)
Net cash (used in) provided by investing activities	(124,525)		105,440

FINANCING ACTIVITIES
Repurchase of common stock	—		(183,723)
Proceeds from exercise of stock options	18		988
Payment of employee taxes related to equity awards	(6,195)		(8,172)
Proceeds from contributions to employee stock purchase plan	560		707
Net cash used in financing activities	(5,617)		(190,200)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	52		(2)
Net decrease in cash, cash equivalents, and restricted cash	(24,772)		(2,336)
Cash, cash equivalents, and restricted cash, beginning of period	162,314		97,296
Cash, cash equivalents, and restricted cash, end of period	$137,542		$94,960

Cash and cash equivalents	$132,506		$94,960
Restricted cash included within noncurrent assets	5,036		—
Total cash, cash equivalents, and restricted cash	$137,542		$94,960

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$24,342		$17,317
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$468		$158

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except share and per share amounts)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$253,901	$(9,542)	$244,359	$235,806	$(9,448)	$226,358
Gross profit	$78,973	$9,542	$88,515	$68,281	$9,448	$77,729
Sales and marketing	$18,405	$(8,184)	$10,221	$16,421	$(7,911)	$8,510
General and administrative	$36,210	$(14,657)	$21,553	$31,173	$(15,677)	$15,496

Expressed as a Percentage of Revenue
Gross margin	23.7%	2.9%	26.6%	22.5%	3.1%	25.6%
Sales and marketing	5.5%	(2.5)%	3.1%	5.4%	(2.6)%	2.8%
General and administrative	10.9%	(4.4)%	6.5%	10.3%	(5.2)%	5.1%

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$502,144	$(18,940)	$483,204	$451,478	$(18,481)	$432,997
Gross profit	$154,768	$18,940	$173,708	$130,687	$18,481	$149,168
Sales and marketing	$36,191	$(16,059)	$20,132	$31,875	$(15,414)	$16,461
General and administrative	$70,049	$(29,896)	$40,153	$59,602	$(30,193)	$29,409

Expressed as a Percentage of Revenue
Gross margin	23.6%	2.9%	26.4%	22.4%	3.2%	25.6%
Sales and marketing	5.5%	(2.4)%	3.1%	5.5%	(2.6)%	2.8%
General and administrative	10.7%	(4.6)%	6.1%	10.2%	(5.2)%	5.1%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three months ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net Income	$17,112	$16,485	$32,171	$33,383
Add:
Stock-based compensation expense	32,383	33,036	64,895	64,088
Income tax effect of non-GAAP adjustment	(6,090)	(7,001)	(10,613)	(15,818)
Adjusted Net income	$43,405	$42,520	$86,453	$81,653

Diluted Shares	89,638,677	97,839,576	89,507,906	99,456,335
Adjusted Earnings Per Diluted Share	$0.48	$0.43	$0.97	$0.82

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three months ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net income	$17,112	$16,485	$32,171	$33,383
Add:
Depreciation and amortization	1,205	754	2,313	1,470
Stock‑based compensation expense	32,383	33,036	64,895	64,088
Interest and other income, net	(2,719)	(4,380)	(5,086)	(8,372)
Provision for income taxes	9,965	8,582	21,443	14,199
Adjusted EBITDA	$57,946	$54,477	$115,736	$104,768

Revenue	$332,874	$304,087	$656,912	$582,165

Incremental revenue vs. 2024			74,747

Incremental Adjusted EBITDA vs. 2024			10,968

Incremental Adj EBITDA margin on incremental revenue			14.7%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending June 30, 2025 and Year Ending December 31, 2025

	Three Months Ending September 30, 2025		Year Ending December 31, 2025
	Low	High	Low	High

Revenue	$290,000	$305,000	$1,235,000	$1,270,000
Net Income	$9,400	$12,300	$52,300	$58,900
Add:
Depreciation and amortization	1,500	1,500	5,500	5,500
Stock-based compensation expense	32,000	32,000	127,000	127,000
Interest and other income, net	(2,300)	(2,300)	(10,000)	(10,000)
Provision for income taxes	4,400	5,500	30,700	33,100
Adjusted EBITDA*	$45,000	$49,000	$205,500	$214,500

	Three Months Ending September 30, 2025		Year Ending December 31, 2025
	Low	High	Low	High

Net Income	$9,400	$12,300	$52,300	$58,900
Add:
Stock-based compensation	32,000	32,000	127,000	127,000
Income tax effect of non-GAAP adjustment	(8,000)	(8,000)	(26,100)	(26,100)
Adjusted Net income*	$33,400	$36,300	$153,200	$159,800

Diluted Shares	90,000,000	90,000,000	90,000,000	90,000,000
Adjusted Earnings Per Diluted Share	$0.37	$0.40	$1.70	$1.78

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

Assisted Reproductive Technology (ART) Cycles per Unique Female Utilizer

The following tables provide historical trend and guidance assumptions for average members, female utilization rate, and ART Cycles per Unique Female Utilizer for the full year and quarterly periods presented:

					Guidance Assumptions For:
					Year Ending December 31, 2025
	Year Ending December 31,				Low End as of	High End as of
	2021	2022	2023	2024 [1]	Aug 7, 2025[1]	Aug 7, 2025[1]
Average Members	2,812,000	4,349,000	5,383,000	6,104,000[1]	6,450,000[1,2]	6,450,000[1,2]

Female Utilization Rate	1.07%	1.03%	1.09%	1.07%	1.04%[2]	1.06%[2]

Female Unique Utilizers	30,053	44,600	58,596	65,077	66,800[2]	68,400[2]

ART Cycles	28,413	42,598	58,013	61,114	63,800	65,900

ART Cycles per Unique Female Utilizer	0.95	0.96	0.99	0.94	0.91	0.92

Revenue ($ in millions)	$500.6	$786.9	$1,088.6	$1,167.2	$1,235.0	$1,270.0

1 Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
2 Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members during the first half of 2025.

Quarterly ART Cycles per Unique Female Utilizer

	Three Months Ending				Year Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
2022	0.50	0.55	0.56	0.58	0.96

2023	0.51	0.55	0.56	0.58	0.99

2024*	0.53	0.54	0.52	0.54	0.94

2025: Low End of Guidance Range	0.51	0.52	0.50E		0.91E

2025: High End of Guidance Range	0.51	0.52	0.52E		0.92E

*Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
E indicates the estimated value assumed.